     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1999


                                                      REGISTRATION NO. 333-76699
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                               Amendment No. 4 to

                                    Form S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                       AMERICAN NATIONAL CAN GROUP, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                             3411                            36-4287015
 (State or Other Jurisdiction of         (Primary Industrial                 (I.R.S. Employer
  Incorporation or Organization)     Classification Code Number)           Identification No.)


                               ALAN H. SCHUMACHER
                       AMERICAN NATIONAL CAN GROUP, INC.
                            8770 W. BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631
                            TELEPHONE (773) 399-3000
   (Address and telephone number of Registrant's principal executive offices)
                      ------------------------------------
                                   COPIES TO:

           ROBERT C. TREUHOLD, ESQ.                          JOHN D. BRINITZER, ESQ.
             SHEARMAN & STERLING                        CLEARY, GOTTLIEB, STEEN & HAMILTON
        114, AVENUE DES CHAMPS-ELYSEES                          ONE LIBERTY PLAZA
             75008 PARIS, FRANCE                             NEW YORK, NEW YORK 10006

                      ------------------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable on or after the effective date of this Registration
                                   Statement.
                      ------------------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
---------
    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF EACH CLASS             AMOUNT TO BE         OFFERING PRICE           AGGREGATE           AMOUNT OF
  OF SECURITIES TO BE REGISTERED        REGISTERED(1)         PER SECURITY        OFFERING PRICE(2)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
  Common stock, nominal value $0.01
  per share........................      34,500,000              $24.00              $828,000,000        $230,184(3)
-----------------------------------------------------------------------------------------------------------------------

(1) Includes (i) shares of common stock to cover the Underwriters' over-allotment option and (ii) shares of common stock which are to be offered outside the United States but that may be resold from time to time in the United States during the distribution. The shares of common stock registered hereby are not being registered for the purpose of sales outside of the United States.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(3) Previously paid.
                      ------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     An itemized statement of the estimated amount of all expenses in connection with the distribution of the Securities registered hereby is as follows:

Securities and Exchange Commission Registration Fee.........  $  230,184
New York Stock Exchange Listing Fee.........................     172,000
National Association of Securities Dealers, Inc. Filing
  Fee.......................................................      30,500
Transfer Agent and Registration Fee.........................       5,000
Printing Expenses...........................................     250,000
Legal Fees and Expenses.....................................   1,000,000*
Accounting Fees and Expenses................................   2,500,000*
Miscellaneous...............................................      25,000
                                                              ----------
Total.......................................................  $4,212,684
                                                              ==========

-------------------------
* To be paid by the selling stockholder.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL as it existed on the date of, or is or has been amended from time to time after, the filing of the Certificate of Incorporation. The Certificate of Incorporation and the Company's By-Laws further provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In connection with the formation of the Company and the reorganization of Pechiney's packaging operations, American National Can Group, Inc. will issue shares to Pechiney. The consideration for this issuance will be the transfer to the Company by Pechiney of all its beverage can operations.

     In the foregoing transaction, the securities will be offered and sold pursuant to section 4(2) of the Securities Act of 1933, as amended. No underwriting discounts or commissions will be paid in connection with such transaction.

ITEM 16.  EXHIBITS AND FINANCIAL DATA SCHEDULE.

(a)  EXHIBITS

 1       Form of Underwriting Agreement+
 3.1     Certificate of Incorporation of the Registrant+
 3.2     By-Laws of the Registrant+
 4.1     Form of Registration Rights Agreement+
 4.2     Specimen of stock certificate for the common stock of the
         Company+
 5.1     Amended opinion of Shearman & Sterling as to the legality of the securities being offered+
 8.1     Opinion of Shearman & Sterling with respect to certain U.S.
         federal income tax matters+
 8.2     Opinions of PricewaterhouseCoopers LLP+
 8.3     Opinion of Kronish, Lieb, Weiner & Hellman LLP+
10.1     Aluminum Purchase/Sales Supply Agreement between American
         National Can Company and Alcan Rolled Products Company
         (confidential treatment of certain portions requested.
         Confidential material has been separately filed with the
         Securities and Exchange Commission under an application for confidential treatment)
10.2     Aluminum Purchase Agreement between American National Can
         Company and Aluminum Company of America (confidential
         treatment of certain portions requested. Confidential
         material has been separately filed with the Securities and
         Exchange Commission under an application for confidential
         treatment)
10.3     Can Supply Agreement between American National Can Company and Coca-Cola Enterprises Inc. (confidential treatment of
         certain portions requested. Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment)
10.4     Form of Shared Services Agreement with Pechiney Plastic
         Packaging, Inc.+
10.5     Form of Reciprocal Corporate Services Agreement with
         Pechiney Plastic Packaging, Inc.+
10.6     Form of Master Netting and Amendment Agreement+
10.7     Form of Contribution, Assignment and Assumption Agreement+
10.8     Form of Beer Bottle Technology Agreement+
10.9     Form of ANC Technology Option Agreement+
10.10    Form of Director Nomination Agreement+
10.11    Form of Stock Purchase Agreement+
10.12    Form of Pechiney Guarantee+
10.13    Form of FEEP Contribution Agreement+
10.14    Form of Foreign Subsidiary Stock Transfer Agreements+
10.15    Form of Indemnification Agreement+
10.16    American National Can Group 1999 Long-Term Incentive Plan+
10.17    American National Can Group Annual Incentive Plan+

10.18    American National Can Group Directors Stock Plan+
10.19    American National Can Group Stock Compensation Conversion
         Plan+
10.20    Employment Agreement dated January 1, 1996 between American
         National Can Company and Jean-Pierre Rodier+
10.21    Employment Agreement dated May 28, 1999 between American
         National Can Company and Edward A Lapekas+
10.22    Employment Agreement dated May 28, 1999 between American
         National Can Company and Michael D. Herdman+
10.23    Employment Agreement dated May 28, 1999 between American
         National Can Company and Alan H. Schumacher+
10.24    Employment Agreement dated May 28, 1999 between American
         National Can Company and Dennis R. Bankowski+
10.25    Pechiney 1998 Stock Option Plan -- Summary of Plan Terms+
10.26    Term sheet regarding $1.3 billion credit facility+
10.27    Translation of Pension Agreement+
10.28    Limited License of Pechiney name+
10.29    Netting Agreement+
10.30    Sublease to Pechiney Plastic Packaging, Inc.+
10.31    Pension Benefits Agreement with Pechiney Plastic Packaging,
         Inc.+
21       Subsidiaries of the Registrant+
23.1     Consent of Shearman & Sterling (included in Exhibit 5.1)+
23.2     Consent of PricewaterhouseCoopers LLP+
23.3     Consent of Coca Cola Enterprises+
23.4     Revised consent of Can Manufacturers' Institute+
23.5     Consent of Beverage Can Makers Europe+
23.6     Revised consent of Beverage Marketing Corporation+
23.7     Consent of Container Consulting+
23.8     Consent of Canadean+
23.9     Consent of Kronish, Lieb, Weiner & Hellman LLP+
23.10    Consent of PricewaterhouseCoopers LLP relating to Exhibit
         8.2+
23.11    Consent of Kronish, Lieb, Weiner & Hellman LLP relating to
         Exhibit 8.3+
24       Powers of Attorney (included on page II-4 of the original
         filing)+
27       Financial Data Schedule+

------------------

+ Previously filed.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under "Item 14, Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or

        497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) It will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on July 21, 1999.


                                          AMERICAN NATIONAL CAN GROUP, INC.



                                          By:                 *
                                          --------------------------------------

                                              Jean-Pierre Rodier
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
                      *                        Chairman of the Board and                July 9, 1999
---------------------------------------------  Chief Executive Officer
Jean-Pierre Rodier

            /s/ EDWARD A. LAPEKAS              President and Chief Operating Officer    July 9, 1999
---------------------------------------------
              Edward A. Lapekas

                      *                        Senior Vice President and                July 9, 1999
---------------------------------------------  Chief Financial Officer
Alan H. Schumacher

                      *                        Vice President, Controller and           July 9, 1999
---------------------------------------------  Chief Accounting Officer
John G. LaBahn

                      *                        Director                                 July 9, 1999
---------------------------------------------
Christel Bories

                      *                        Director                                 July 9, 1999
---------------------------------------------
Frank W. Considine

                      *                        Director                                 July 9, 1999
---------------------------------------------
Ronald J. Gidwitz

                      *                        Director                                 July 9, 1999
---------------------------------------------
George D. Kennedy

                      *                        Director                                 July 9, 1999
---------------------------------------------
Homer J. Livingston, Jr.

                      *                        Director                                 July 9, 1999
---------------------------------------------
Roland H. Meyer, Jr.

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
                                               Director                                 July 9, 1999
---------------------------------------------
James J. O'Connor

                                               Director                                 July 9, 1999
---------------------------------------------
Alain Pasquier

*                                              Director                                 July 9, 1999
---------------------------------------------
Jean-Dominique Senard

*                                              Director                                 July 9, 1999
---------------------------------------------
James R. Thompson

*                                              Director                                 July 9, 1999
---------------------------------------------
Jack H. Turner

---------------
* -- Signed by Edward A. Lapekas as Attorney-in-Fact.

                               INDEX TO EXHIBITS

                                                                         SEQUENTIAL
EXHIBITS                                                                 PAGE NUMBER
--------                                                                 -----------
  1         Form of Underwriting Agreement+.............................
  3.1       Certificate of Incorporation of the Registrant+.............
  3.2       By-Laws of the Registrant+..................................
  4.1       Form of Registration Rights Agreement+......................
  4.2       Specimen of stock certificate for the common stock of the
            Company+....................................................
  5.1       Amended opinion of Shearman & Sterling as to the legality of the securities being offered+...............................
  8.1       Opinion of Shearman & Sterling with respect to certain U.S.
            federal income tax matters+.................................
  8.2       Opinions of PricewaterhouseCoopers LLP+.....................
  8.3       Opinion of Kronish, Lieb, Weiner & Hellman LLP+.............
 10.1       Aluminum Purchase/Sales Supply Agreement between American
            National Can Company and Alcan Rolled Products Company
            (confidential treatment of certain portions requested.
            Confidential material has been separately filed with the
            Securities and Exchange Commission under an application for confidential treatment).....................................
 10.2       Aluminum Purchase Agreement between American National Can
            Company and Aluminum Company of America (confidential
            treatment of certain portions requested. Confidential
            material has been separately filed with the Securities and
            Exchange Commission under an application for confidential
            treatment)..................................................
 10.3       Can Supply Agreement between American National Can Company and Coca-Cola Enterprises Inc. (confidential treatment of
            certain portions requested. Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment)............
 10.4       Form of Shared Services Agreement with Pechiney Plastic
            Packaging, Inc.+............................................
 10.5       Form of Reciprocal Corporate Services Agreement with
            Pechiney Plastic Packaging, Inc.+...........................
 10.6       Form of Master Netting and Amendment Agreement+.............
 10.7       Form of Contribution, Assignment and Assumption
            Agreement+..................................................
 10.8       Form of Beer Bottle Technology Agreement+...................
 10.9       Form of ANC Technology Option Agreement+....................
 10.10      Form of Director Nomination Agreement+......................
 10.11      Form of Stock Purchase Agreement+...........................
 10.12      Form of Pechiney Guarantee+.................................
 10.13      Form of FEEP Contribution Agreement+........................
 10.14      Form of Foreign Subsidiary Stock Transfer Agreements+.......
 10.15      Form of Indemnification Agreement+..........................
 10.16      American National Can Group 1999 Long-Term Incentive
            Plan+.......................................................
 10.17      American National Can Group Annual Incentive Plan+..........
 10.18      American National Can Group Directors Stock Plan+...........
 10.19      American National Can Group Stock Compensation Conversion
            Plan+.......................................................
 10.20      Employment Agreement dated January 1, 1996 between American
            National Can Company and Jean-Pierre Rodier+................
 10.21      Employment Agreement dated May 28, 1999 between American
            National Can Company and Edward A Lapekas+..................
 10.22      Employment Agreement dated May 28, 1999 between American
            National Can Company and Michael D. Herdman+................
 10.23      Employment Agreement dated May 28, 1999 between American
            National Can Company and Alan H. Schumacher+................

                                                                         SEQUENTIAL
EXHIBITS                                                                 PAGE NUMBER
--------                                                                 -----------
 10.24      Employment Agreement dated May 28, 1999 between American
            National Can Company and Dennis R. Bankowski+...............
 10.25      Pechiney 1998 Stock Option Plan -- Summary of Plan Terms+...
 10.26      Term sheet regarding $1.3 billion credit facility+..........
 10.27      Translation of Pension Agreement+...........................
 10.28      Limited License of Pechiney name+...........................
 10.29      Netting Agreement+..........................................
 10.30      Sublease to Pechiney Plastic Packaging, Inc.+...............
 10.31      Pension Benefits Agreement with Pechiney Plastic Packaging,
            Inc.+.......................................................
 21         Subsidiaries of the Registrant+.............................
 23.1       Consent of Shearman & Sterling (included in Exhibit 5.1)+...
 23.2       Consent of PricewaterhouseCoopers LLP+......................
 23.3       Consent of Coca Cola Enterprises+...........................
 23.4       Revised consent of Can Manufacturers' Institute+............
 23.5       Consent of Beverage Can Makers Europe+......................
 23.6       Revised consent of Beverage Marketing Corporation+..........
 23.7       Consent of Container Consulting+............................
 23.8       Consent of Canadean+........................................
 23.9       Consent of Kronish, Lieb, Weiner & Hellman LLB+.............
 23.10      Consent of PricewaterhouseCoopers LLP relating to Exhibit
            8.2+........................................................
 23.11      Consent of Kronish, Lieb, Weiner & Hellman LLP relating to
            Exhibit 8.3+................................................
 24         Powers of Attorney (included on page II-4 of the original
            filing)+....................................................
 27         Financial Data Schedule+....................................

------------------

+   Previously filed.